STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT, dated as of this 28th day of September, 2009 and made effective as of August 4, 2009 (the “Effective Date”) by and between CROWN MARKETING CORPORATION (“Buyer”), a Nevada corporation having a principal place of business at 6500 West Charleston #307, Las Vegas, Nevada 89146, and TAXMASTERS, INC. formerly known as CROWN PARTNERS, INC., a Nevada corporation having its principal place of business at 900 Town & Country Lane, Suite 400, Houston, TX 77024 (“Seller”).

RECITALS:

WHEREAS, Buyer provides financial public relations and consulting services to companies worldwide and has achieved success for its customers;

WHEREAS, Buyer is presently working closely with Crown Equity Holdings, Inc. ("Crown Equity"), a majority owned subsidiary of Seller;

WHEREAS, on August 4, 2009, Seller acquired all of the outstanding shares of common stock of TaxMasters, Inc., ("TaxMasters"), a Nevada corporation, in an exchange of shares of Seller’s common stock and certain preferred stock for all of the issued and outstanding shares of TaxMasters, Inc. under Section 368(a)(1)(B) of the Internal Revenue Code (the “Share Exchange”);

WHEREAS, as a result of the Share Exchange, TaxMasters become a wholly-owned subsidiary of Seller.

WHEREAS, as a result of the Share Exchange, Seller has become engaged in the business of assisting taxpayers with matters at the Internal Revenue Service, especially the resolution of disputes and assessments and the settlement of tax liabilities and Seller seeks to cease its involvement in the financial public relations for other companies, such as the services being provided by Crown Equity;

WHEREAS, Buyer is desirous of acquiring the shares of Crown Equity common stock presently owned by Seller in exchange for providing financial public relation services to Seller;

WHEREAS, Seller is desirous of using Buyer's services and is willing to transfer its shares of Crown Equity to Buyer in exchange for Buyer's services; and

WHEREAS, the parties have negotiated and have reached certain understandings and desire this agreement to evidence and formalize such understandings.

NOW, THEREFORE, intending to be legally bound and in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties have agreed, and do hereby agree, as follows:

1. (a) Upon the terms and conditions of this Agreement, Seller hereby agrees to sell to Buyer, a total of 44,079,410 shares (the “Shares”) of the Common Stock of Crown Equity Holdings, Inc. (“Crown Equity”) in consideration for advertising program services to be provided to Seller for a 12 month period which Buyer will provide immediately after the closing hereunder (the “PR Services”) which PR Services are valued at $60,000. The Shares shall represent all the shares of Crown Equity owed by Seller. The Shares shall be restricted securities as that term is defined in the Securities Act of 1933, as amended (the "Securities Act") and shall bear the appropriate restrictive legends on the certificate.

(b) Upon the terms and conditions of this Agreement, Buyer hereby agrees to purchase from Seller, the Shares in consideration for the PR Services valued at $60,000.  The term of the PR Services shall be for a period of twelve months commencing on the first business day after the Closing (as defined below) (the “Service Period”).

(c) The purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., on the date hereof, or at such other time and place as Seller and Buyer mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).

(d)          At the Closing, the Company shall deliver to Seller one or more certificates representing the Shares being purchased by Buyer, duly endorsed in blank or accompanied by a duly executed assignment document at such Closing against the delivery by Buyer of an agreement for the providing of PR Services for the Service Period signed by Buyer in form and substance reasonably satisfactory to Seller and its legal counsel (the “PR Service Agreement”).

(e)          The Shares being sold and purchased under this Agreement and the consideration for such Shares are considered by all parties to be unique and that a failure of  Seller to sell, or for  Buyer to pay the consideration for, the Shares (assuming that all conditions precedent have been met), monetary damages would be inadequate and therefore the Seller and the Buyer, and each of them, expressly acknowledge that no remedy at law would be adequate and that any party shall be entitled to a decree or order of specific performance directing the sale and purchase as contemplated by this Agreement.

2.            Each party shall be obligated to close the purchase and sale of the Shares upon the following conditions:

(a)           The representations of the Seller contained in Section 3 below shall be true and correct, in all material respects, on and as of the date of Closing; and

(b)          The representations of the Buyer contained in Section 4 below shall be true and correct, in all material respects, on and as of the date of Closing.

3.            Seller represents and warrants to Buyer that to the best of Seller’s knowledge:

(a)           The Shares are duly issued, fully-paid and non-assessable; and

(b)           Seller has clear legal title and beneficial ownership of the Shares and there is no restriction on their sale or transfer of such Shares other than that imposed by securities law restrictions; and

(c)           The Shares being sold are free and clear of any and all adverse claims and any and all liens, encumbrances, pledges, hypothecations, and third-party interests or participation; and

(d)           The Shares being sold are free of any claim or offset by Crown Equity; and

(e)           The Shares are not subject to any prior contract, agreement or understanding for their sale, transfer, or distribution or to any right of first refusal with respect to the purchase thereof; and

(f)            Seller has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which Buyer could become liable or obligated; and

(g)           The execution, delivery and performance of this Agreement and the sales transactions contemplated hereby do not require the consent, authority or approval of any other person or entity except such as have been obtained.  Seller has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder.  This Agreement constitutes the valid and legal obligation of Seller, enforceable in accordance with its terms and conditions.

4.             Buyer represents and warrants to Seller that:

(a)            Buyer has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions. Buyer need not give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

(b)           The PR Service Agreement, when executed and delivered to Seller at the Closing, will constitute the valid and legally binding obligation of the Buyer and Crown Equity, enforceable in accordance with its terms and conditions.  Neither the execution and the delivery of the PR Service Agreement, nor the consummation of the transactions contemplated thereby, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer or Crown Equity is subject or any provision of their respective charter or bylaws or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Buyer or Crown Equity is a party or by which it is bound or to which any of its assets is subject.

(c)           Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which any Seller could become liable or obligated.

(d)           Buyer (A) understands that the Shares have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (B) is acquiring the Shares solely for its own account for investment purposes, and not with a view to the distribution thereof, (C) is a sophisticated investor with knowledge and experience in business and financial matters, (D) has received certain information concerning Crown Equity and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Shares, (E) is able to bear the economic risk and lack of liquidity inherent in holding the Shares, and (F) is an accredited investor as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

5.             Beginning on and after the date of Closing and for a period of one year thereafter (the “Indemnification Period”), Buyer shall indemnify, defend and hold harmless Seller, its stockholders, officers, directors, agents,  employees, successors and assigns (collectively the “Seller Indemnitees” and individually a “Seller Indemnitee”) from and against any and all losses, damages, penalties, costs, charges, fees, judgments, expenses, Taxes, Liabilities, obligations and Actions of any kind (including reasonable fees and disbursements of counsel) damage, loss, expense, cost or other deficiency sustained by any Seller Indemnitee as a result of any of the debts, liabilities and/or obligations of Crown Equity or any claim, action, suit, demand, assessment or proceeding with respect thereto (all referred to hereinafter together as a “Claim”) made against a Seller Indemnitee, whether accrued, absolute, contingent or otherwise, known or unknown, and regardless whether such Claim existed at, or arises out of transactions entered into or events occurring prior to, the date of Closing or thereafter.

6.           This Agreement shall be binding on, inure to the benefit of and be enforceable by and against Seller and Buyer and/or their respective heirs, beneficiaries, personal representatives, successors and assigns.

7.           This Agreement is performable in whole or in part in the State of Nevada and shall be interpreted and construed in accordance with and shall be governed by the laws of the State of Nevada.  Seller and Buyer irrevocably agrees that any legal action or proceeding with respect to the Agreement may be brought by any other party hereto or its successors in the state and Federal courts located in the State of Nevada, and each party hereby irrevocably submits with regard to any such action or proceeding for itself and in respect to its property, generally and unconditionally, to the non-exclusive jurisdiction of the aforesaid courts.

          8.  Seller and Buyer each waives any right to a trial by jury in any action to enforce or defend any right, obligation or claim under this Agreement and agrees that any action shall be tried before a court and not before a jury, whether such right, obligation or claim arises by way of claim, counterclaim, third party claim or in any other form of pleading or procedure.

9.           This Agreement may be executed in multiple counterparts (including by means of scanned and e-mailed or faxed signature pages), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

10.         Any term or provision of this Agreement that is invalid or unenforceable in any situation or in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situations or in any other jurisdiction.

11.         This Agreement, including this Paragraph 11, may be amended only by a written instrument signed by the party to be charged.

[Signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals and duly executed this License Agreement on the date(s) indicated below, to be effective the day and year first above written.

TAXMASTERS, INC.
Formerly known as Crown Partners, Inc.

By:/s/ Michael L. Wallace
Name:Michael L. Wallace
Title: Acting General Counsel

CROWN MARKETING CORPORATION

By:/s/ Aida Bardan Gloria
Aida Bardan Gloria, President